Filed pursuant to Rule 424(b)(2)
                               Relating to Form S-3 Registration
                               Statement No. 333-00815


                     DEVON ENERGY CORPORATION

                      PROSPECTUS SUPPLEMENT
             TO THE PROSPECTUS DATED JANUARY 23, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                       Number of
                                       Offered
                          Securities  Securities   Name of
 Selling Holder              Held      Offered     Broker/Dealer
___________________       __________  __________   ____________________

Ramius Fund                 6,750      6,750        Lehman Brothers
Palladin Partners           3,375      3,375        Lehman Brothers
Glen Eagles Fund            3,375      3,375        Lehman Brothers
Colonial Penn Life
  Insurance                 4,500      4,500        Republic New York
                                                      Securities
Colonial Penn Life
  Insurance                 4,500      4,500        Republic New York
                                                     Securities

     There is no special arrangement or agreement with the named broker/dealers regarding the sale of the Offered Securities.
None of the Selling Holders have, and during the past three years have not had, any material relationship with Devon Energy
Corporation or any of its affiliates.

           The Date of this Supplemental Prospectus is
                         January 23, 1997